UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2013

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15230 N. 75th Street, Suite 1002 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 317-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following disclosure is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Effective December 2, 2013, the Registrant prepared a presentation disclosing certain information about the Registrant and its wholly owned operating subsidiary. A copy of the presentation is attached hereto as Exhibit 99.1. The Registrant plans to utilize the presentation at the upcoming LD Micro Event, to be held at the Luxe Sunset Bel Air Hotel in Los Angeles, California from December 3-5, 2013 and for other presentations in the future.

The presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof. The Registrant does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

Item 8.01 Other Events.

On November 21, 2013, the Registrant issued a press release disclosing the final closing on a private placement capital raise. A copy of the press release is attached hereto as Exhibit 99.2.

On November 27, 2013, the Registrant issued a press release disclosing its attendance and presentation at the LD Micro Event to held in Los Angeles, California from December 3-5, 2013. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Presentation as of December 2013
99.2	Private Placement Closing Press Release dated November 21, 2013
99.3	LD Micro Event Press Release dated November 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

	By:	/s/ C. Stephen Cochennet
C. Stephen Cochennet, Chief Executive Officer

Date: December 2, 2013